Exhibit 10.15

                                                                               Code: 41089901-2010 Year
                                                                                         (Jiaoying) Zi No.0021

Working Capital Loan Agreement

Agricultural Development Bank of China
Borrower (Full name): Jiaozuo City Yida Vegetable Oil Co., Ltd.
Business License No.: 410802100000634
Corporate Representative/responsible: Hexi Feng
Address of living place: Jiaozuo City West Fengshou Road
Zip: 454000
Account bank and Account: Agricultural Development Bank of Jiaozuo City, Business Department, 20341089900100000087181
Telephone and Fax: 0391-3598878

Lender(Full name): China Agricultural Development Bank Jiaozuo City Branch Business Department
Corporate Representative/responsible: Jinping Shang
Address of living place: Jiaozuo City People Road No.899
Zip: 454000
Telephone and fax: 0391-3550334

After a negotiation on the basis of equality between Borrower and Lender, both party agreed to sign this Agreement according to relevant laws, regulations and administrative codes.

I. Loan Type
   The loan under this Agreement is Short Term Loan of Major Industrialized Enterprises.

II. Loan Purpose
     Loan Purpose is: PURCHASE RAW MATERIALS. Without the written consent from the Lender, the Borrower shall not change the purpose of the Loan.

III. Loan Amount
      Loan Amount: (In Words) RENMINBI: TWENTY MILLION Yuan
                               (In Number) RMB 20,000,000.  In case of any inconsistency between the words and number, the words shall prevail. This principle applies to the following articles.

IV. Loan Term
      Loan Term is 12 months, starting from 12/10/2010 and ending at 11/29/2011. In case of any inconsistency between the Loan Start Date and Loan Receipts, the date on the first loan receipt accompanying the first fund drawn shall prevail. The due date under the loan receipts shall not be exceeding the due date under this Agreement. Loan receipts are parts of this Agreement. They have the same legal effect as this Agreement.

V. Loan Interest, Penalty Interest and Computation
5.1 The Loan Interest under this Agreement is annual interest rate, the rate is showed under 5.1.1.
5.1.1 The basis lending rate published by People’s Bank of China(the “PBOC”), the rate is 5.56%.
5.1.2  The lending rate under the contract is based on that floating _% up/down the corresponding __ lending rate set by PBOC, interest rate shall be _%.

5.1.3 The lending rate under the contract is based on that floating _ percent up/down the corresponding __ lending rate set by PBOC, interest rate shall be _%.
5.2  If People’s Bank of China adjust its basic lending rate, the loan interest under this Agreement shall be in accordance with article 5.2.1
5.2.1 Fixed rate, this rate is unchangeable during the period of the loan term.
5.2.2 Adjustable accordingly, the interest shall be subject to installment payment according to changes made.
5.2.3 Adjustable __(monthly/season/yearly) since the actual fund drawing day, the interest  shall be subject to installment payment according to changes made. The date for a monthly adjustment shall be 21 of each month, the date for a quarterly adjustment shall be 21st day of the first month of each quarter; the date for a half-year adjustment shall be January 21 and July 21 of each year; the date for a year adjustment shall be January 21 of each year.
5.3  The Penalty Interest Rate under this Agreement is annual interest rate, including:
5.3.1 The overdue interest rate is that: the loan interest rate calculated under this Agreement PLUS 30%.
5.3.2 The penalty interest for changing loan purpose shall be the lending rate under this Agreement PLUS 50%.
5.4 The penalty interest rate under this Agreement shall be enforced in accordance with article 5.4.1 in case the PBOC adjusts its basis lending interest rate.
5.4.1 Remain unchanged.
5.4.2 Adjustable accordingly, the interest shall be subject to installment payment according to changes made.
5.5 To the Loan that is overdue and changed purpose, the interest shall be calculated with the higher penalty interest between the Overdue Penalty Rate and Purpose Changed Penalty Rate.
5.6 Computation
5.6.1 The interest shall be calculated starting from the loan fund drawing date on a daily basis, according to the days and lending interest rate agreed upon under this Agreement.
5.6.2 During the term of this Agreement, for the interest that the Borrower fails to repay timely, a compound interest shall (shall/shall not) be charged. The compound interest shall be charged according to the lending interest rate under this Agreement.
5.6.3 To the loan that is overdue or changed purpose, the Borrower shall pay a compound interest rate calculated according to the penalty interest rate with respect to the interest that the Borrower is unable to repay by the due date.
5.6.4  The loan under this Agreement shall be calculated on a monthly basis, the day for the payment of interest is 20th day of each month.(each month/the last month of each season)
5.6.5 During the performance of this Agreement, in case of PBOC adjusts its lending interest rate, penalty interest rate and applies these adjustments to the loan under this Agreement, the Lender is entitled to calculate corresponding interest and penalty interest according to the adjusted lending interest rate and penalty interest rate based upon the requirements of PBOC without any further notice to the Borrower.

VI Loan Fund Drawing
6.1 The Borrower shall satisfy the Lender the following conditions to be qualified to Fund Drawing or else Lender is entitled to reject fund drawing application by the Borrower.
6.1.1 Pursuant to the requirements under relevant laws and regulations, the Borrower has already settled approval, registration, delivery as well as other legal processes related to the Loan under this Agreement.
6.1.2 If any Guaranty is required under this Agreement, the Guaranty Contract under section 9.2 of Article 8 of this Agreement has become legally effective. For the guaranty that is realized by mortgage or lien, the right of mortgagee or of pawnee has been set up and has been registered according to the law.
6.1.3 Breach of contract has not occurred under this Agreement.
6.1.4 The Borrower has provided other relevant materials in accordance with the requirements of the Lender.
6.2 The loan fund drawing plan of the borrower is as follows:
6.2.1 12/10/2010, amount (in words) RENMINBI TWENTY MILLION (in numbers) RMB 20,000,000;
6.2.2 _________, amount (in words) RENMINBI __________________ (in numbers) RMB __________;
6.2.3 _________, amount (in words) RENMINBI __________________ (in numbers) RMB __________;
6.2.4 _________, amount (in words) RENMINBI __________________ (in numbers) RMB __________;
6.2.5 _________, amount (in words) RENMINBI __________________ (in numbers) RMB __________;
6.3   If for special reasons, the Borrower cannot draw funds under Section 6.2, it should provide a written application to the Lender ___ business days in advance. After written approval by the Lender, the borrower may draw the funds in advance or in postponement of  __ days.
6.4 If the Borrower wants to cancel all or part of the undrawn funds under this Agreement, it shall provide written application to the Lender _ days in advance of the fund drawing date under this Agreement. The funds may be cancelled only upon the written approval by the Lender.

VII. The Grant and Payment of Loan Fund
7.1 If the payee is certain and for each drawing fund the amount is exceeding RMB 5 Million, or there is existing situations as indicated by the following, the loan fund under this Agreement shall be granted by the means of the Lender-as-trustee payment, the other loan fund shall be paid by the Borrower itself.
7.1.1______________________________________________________________
7.1.2________________________________________________________________
7.2 If the loan fund under this Agreement shall be paid by Lender-as-trustee mode, in accordance with the loan purposes, the Lender shall review the loan fund drawing application of the Borrower as well as to check if the payee and payment amount information listed in the payment entrustment is corresponding to the relevant business contracts as testimonial materials.

7.3 If the loan fund under this Agreement shall be paid by Lender-as-trustee mode, in accordance with the loan fund drawing application of the Borrower and the payment entrustment,  the Lender shall remit the loan fund to the contracting party of the Borrower in compliance with the loan purpose through the Borrower’s Account.
7.4 If the loan fund under this Agreement shall be paid by the borrower itself, once the Lender put the loan fund into the account designated by the Borrower, the loan shall be regarded as having been granted to the Borrower according to this Agreement.
7.5 The Lender is entitled to supervise the Returning Fund Account set up by, or designated by the Borrower in the place of the Lender. The Lender is entitled to ask the Borrower to report the current condition of the payment of the loan fund each month. The Lender can also through account analysis, inspection by certificate or on-site investigation, etc to review if the payment of loan fund is in accordance with the loan purpose.
7.6 If after review, the Lender finds that in the supporting materials of loan purposes and other related documents provided by the Borrower, there are inconsistencies or other defects existing, the Lender is entitled to request the Borrower to supplement, replace, instruct or resubmit materials. The Lender is entitled to reject the grant and payment of relevant fund before any satisfactory materials have been submitted to the Lender by the Borrower.
7.7 During the performance of this Agreement, the Lender shall be entitled to change the means of granting the loan fund or suspend the grant and payment of loan fund if any of the following happens: the credit condition of the Borrower is downgraded, the profitability of the major business is weak, or something abnormal happened to the use of the loan fund.

VIII. Repayment of Loan
8.1  The Borrower shall pay off the interest in full and on time in accordance with this Agreement, and pay off the loan principal under section 8.1.2.
8.1.1  The date of last payment shall not be late than the due date of this Agreement.
8.1.2  The repayment plan is as follows:
8.1.2.1    11/29/2011, amount (in words) RENMINBI TWENTY MILLION (in numbers) RMB 20,000,000;
8.1.2.2 _________, amount (in words) RENMINBI __________________ (in numbers) RMB __________;
8.1.2.3 _________, amount (in words) RENMINBI __________________ (in numbers) RMB __________;
8.1.2.4 _________, amount (in words) RENMINBI __________________ (in numbers) RMB __________;
8.1.2.5 _________, amount (in words) RENMINBI __________________ (in numbers) RMB __________;
8.2 Except the situation described in Section 8.1.1, if the Borrower pays off debt in advance, it shall provide written application to the Lender   ___ days in advance of the planned advance repayment date. The Borrower may pay off all or part of the loan principal in advance only upon the written approval by the Lender. If the borrower pays off part of the loan in advance, a reverse order of the repayment plan shall be followed.

8.3 The borrower shall deposit into the account opened in the Lender’s place a sufficient amount of funds to cover the due amount of interest or principal and interest before the expiry date for interest or the date of principal repayment. The Borrower shall authorize the Lender to transfer directly from its account such aforementioned amount at the second day of the expiry date for interest or the date of principal repayment.
8.4 If the Borrower’s capital return satisfies the following conditions, the Lender shall be entitled to regain the loan in advance:
8.4.1_________________________________________________________________
8.4.2  ________________________________________________________________

IX. The means of borrowing under this Agreement shall be in accordance with section 9.2:
9.1 By the means of credit loan.
9.2 By the means of guaranty, the contract of guarantee shall be signed separately:
9.2.1 Guaranty Guarantee, the codes for the contract of guarantee shall be ____________
9.2.2 Mortgage Guarantee, the codes for the contract of guarantee shall be ____________
9.2.3 _______ Guarantee, the codes for the contract of guarantee shall be ____________
9.2.4 _______ Guarantee, the codes for the contract of guarantee shall be ____________

X. The rights and obligations of the Borrower
10.1 The Borrower is entitled to inquire with the Lender relevant credit policy and interest rate policy.
10.2 The Borrower is entitled to draw and use the loan in accordance with the agreed upon loan term, loan purpose and loan fund drawing means under this Agreement. The Borrower shall guarantee that the loan shall not be used for investment in fixe assets, stock right, shall not be issued into securities and futures market in any form, and any prohibited fields and uses of production and operation as well as other uses prohibited and limited by laws and regulations.
10.3 In accordance with the conditions requested by the Lender, the Borrower is entitled to apply for the extension of loan term.
10.4 The Borrower is entitled to ask the Lender keep confidential the materials and situations related to debts, finance, production, operation which are provided by the Borrower if not otherwise regulated by laws and regulations or agreed upon by this Agreement.
10.5 The Borrower guarantees that all materials provided to the Lender by the Borrower for consummation of this Agreement is true, accurate, complete and effective. There shall be no false statement, major omissions or misleading statements.
10.6. The Borrower shall provide financial statements as well as other documents, materials and information to the Lender each month according to the Lender’s requirements. The Borrower shall voluntarily accept and positively cooperate with the Lender with respect to the inspection and supervision of the production and operation, inventory, financial condition, the use of loan conducted by the Lender.

10.7 The Borrower shall set up or designate special returning capital account in the place of the Lender, the account number shall be 20341089900100000087181. It shall be used for collecting corresponding sales profit or planned repayment capital. In response to the request of the Lender, the Borrower shall sign special account supervisory agreement with the Lender, and timely provide the Lender with the inflow and outflow information of the account, and accept the inspection from the Lender. The account supervisory agreement shall be part of this Agreement.
10.8   The Borrower shall timely repay the loan principal and interest in full in accordance with the terms under this Agreement.
10. 9   The Borrower shall abide by the following regulations with respect to financial standards during the term of this Agreement:
10.9.1____________________________________________________________
10.9.2 ____________________________________________________________
10.10 The Borrower commits to accept and cooperate positively with the Lender to inspect and supervise the use of the loan funds, including the loan purposes through the means of account analysis, inspect by certificate, and on-site investigation. According to the Lender’s request, the Borrower shall report to the Lender the application of the loan fund each month and provide the record and data regarding the use of loan fund.
10.11    During the term of this Agreement, in case the Borrower has gone through changes with respect to its name, legal representative ( major responsible person ), residence of living, mailing address, telephone number, business scope, affiliation relation, modification of charter and substantial adjustment of internal organization, the Borrower shall give the Lender a written notice within 15 days of such change.
10.12 During the term of this Agreement, in case the Borrower provides guarantee to the debt of other person or mortgages or pledges its major assess to any third party,  the Borrower shall provide a 30-day written notice to the Lender and obtain the Lender’s written consent.
10.13 The Borrower shall provide a written notice to the Lender within 3 days of the occurrence of the following events: there are substantial related party transactions occurred between the Borrower and the controlling shareholder as well as other related companies (including but not limited to substantial related purchase –sale contracts, lease, raw materials supply, fund transfer, etc.); related party relation has changed; or there are substantial crisis occurred with respect to the operation or finance of its controlling shareholder and other related parties.
10.14 During the term of this Agreement, the Borrower shall provide a 30-day written notice in advance to the Lender upon the occurrence of the following events: contracting, lease, shareholding modification, joint venture, spin off, merger, asset alliance, capital decrease, stock right change, asset transfer or disposal, substantial foreign investment or other actions that is sufficient to influence the realization of the creditor’s rights. The Borrower shall make plans concerning the repayment of loan debt under this Agreement, or provide other legal and effective guaranty approved by written consent of the Lender, otherwise the Borrower may not conduct any of the aforementioned action before the repayment of all the debt under this Agreement.
10.15 The Borrower shall provide written notice to the Lender within 3 days of the occurrence of the following events: its business operations have been experiencing serious difficulties, its financial condition is deteriorating; it is involved in substantial economic disputes or any other litigation, arbitration or criminal, administrative punishment which may produce substantial negative results upon its operation or property condition, or a substantial portion or all of its property is held by other creditors, or taken over by designated trustee, receiver or similar person, or its assets are subject to seizure or freeze which may render the Lender suffer serious losses. The Borrower shall also adopt any secure measures to ensure that all of the principal, interest and other fees under this Agreement are paid in full and on time.

10.16 During the term of this Agreement, if the Borrower has gone through suspending operation, shutdown, applying for closing down, cancelling registration, cancellation of business license, being repealed, applying for or required to go into the stage of bankruptcy, being applied for dissolution, the Borrower shall provide a written notice to the Lender within 3 days of the occurrence of the aforementioned events. The Borrower shall guarantee to repay loan principal and interest according to the written request by the Lender, or provide debt secure measures approved by the Lender’s written notice.
10.17 If the loan under this Agreement is guaranteed, in case there are any adverse changes happen to the creditor’s rights, the borrower shall provide other legal and effective guaranty according to the requirements of the Lender which is approved by the Lender in written form.
10.18 The Borrower shall be responsible for the expenses related to the attorney service, insurance, transportation, evaluation, registration, storage, identification and notary under this Agreement as well as the guanranty made based upon this Agreement.

XI. The rights and obligations of the Lender
11.1 The Lender is entitled to inspect and supervise the borrower’s business operation, financing activity, assets storage, and use of loan proceeds. The Lender is entitled to ask the Borrower to provide financial statements and related documents, materials and information periodically each month.
11.2 The Lender is entitled to transfer from the Borrower’s account the amount equal to the loan principal, interest, penalty interest, compound interest and other fees which should be paid by the Borrower.
11.3 The Lender is entitled to impose credit penalty, disclose to relevant department or units, call in the through news media, if the borrower evades the supervision from the Lender, delay the payment of loan principal and interest or other serious breach of contract behavior.
11. 4 The Lender should timely provide loan to the Borrower in full, except for the delays caused by the Borrower.
11.5 Except specifically required by laws and regulations or agreed upon within this Agreement, the Lender should keep in confidence those materials and situations concerning the Borrower’s debt, finance, production, and business operations.
11.6 In the process of conducting Lender-as-trustee payment, the Lender shall perform pro forma review of the Borrower’s payee information as well as supporting materials for fund finance. If the Lender-as-trustee payment cannot be proceeded because of the related documents are not true, accurate and complete, or the account designated by the Borrower or its payee account is frozen or rejected by any authority, the Lender shall take no responsibility, it does not affect the Borrower’s repayment obligation under this Agreement.
11.7 The Lender shall be entitled to take part in the following activities which shall affect the creditor’s rights: large amount finance, assets sale, merger, separation, shareholding structure reform, bankruptcy liquidation.

11.8 The Lender shall be entitled to adopt reasonable measures against the Borrower in accordance with compulsory or instructive regulations issued by administrative banking management, it does not need to notify the Borrower, and no written permission is needed by the Borrower.
11.9 The failure to enforce or partial enforcement of the Lender’s rights or any delay in enforcing any rights of the Lender under this Agreement does not constitute a waiver or modification with respect to said rights, and it does not affect the further realization of said rights or other rights.
11.10 During the term of this Agreement, the Lender shall provide written notice to the Borrower within 15 days of change of the following information: name, residence of living, addresses.

XII.   Breach of Contract Liabilities
12.1 After this Agreement takes effect, both parties shall perform the obligations under this Agreement.   Any failure to perform or to perform completely on the part of any party shall cause breach of contract liabilities.
12.2 If the Borrower does not draw funds according to this Agreement, it shall pay to the Lender damages calculated based upon the amount and days as well as the lending interest rate under this Agreement.
12.3 Given the Borrower has complied with the obligations under this Agreement, the Lender does not provide loan funds under this Agreement, the Lender shall pay to the Borrower damages calculated based upon the amount and days as well as the lending interest rate under this Agreement.
12.4 The Borrower shall pay to the Lender the breach of contract damages calculated on the lending interest rate under this Agreement, amount involved in the breach and days in breach if the Borrower pays off the loan under this Agreement in advance without the written approval from the Lender.
12.5 If the Borrower does not pay off the loan before the due date, the Lender is entitled to ask for a repayment within limited time period. The Lender is entitled to transfer from any accounts set up by the Borrower in the Lender’s place the amount equal to the loan principal and interest owed to the Lender. At the same time, for the overdue part of loan, starting from the date the loan is overdue, the interest shall be calculated based upon the penalty interest rate; and for the interest that is not paid on time, a compound interest calculated on the penalty interest rate shall be enforced.
12.6 If the Borrower does not use the loan according to its purpose under this Agreement, the Lender shall be entitled to suspend the issuance of the loan, regain the loan ahead of the due date or terminate this Agreement. For the part of the loan used by the Borrower in violation of the loan purpose, the Lender shall also be entitled to an interest calculated on the penalty interest rate starting from the date the Borrower is in violation, and for the interest that is not paid on time, a compound interest calculated on the penalty interest rate shall be enforced.
12.7 If anything indicated below happens, the Lender is entitled to suspend the issuance of loan or cancel the undrawn part of the loan, regain the loan proceeds partly or totally; for the part can not be regained, a breach of contract damages calculated by using the overdue loan amount and penalty interest rate shall be applied to get the remedies on a daily basis.

12.7.1 The Borrower provides with the Lender Loan review materials that are false or conceal important facts; or the Borrower provides with the Lender balance sheet, statement of operations and other financial materials that are false or conceal important facts;
12.7.2 The Borrower does not abide by the commitments.
12.7.3 The Borrower violates the provisions of section 10.6;
12.7.4 The Borrower violates the provisions of Section 10.7 or the capital returning condition has achieved the conditions of Section 8.4.
12.7.5 The borrower violates the finance standards under Section 10.9;
12.7.6 The Borrower violates the provision under this Agreement, evading Lender-as-creditor means of payment through breaking up the whole into parts.
12.7.7 The Borrower violates Section 10.10;
12.7.8 The Borrower violates Section 10.11,which substantially influences or threats the realization of the creditor’s rights of the Lender;
12.7.9 The Borrower violates Section 10.12;
12.7.10 The Borrower violates Section 10.13,which affects the security of creditor’s rights;
12.7.11 The Borrower violates Section 10.14;
12.7.12 The Borrower violates Section 10.15;
12.7.13 The Borrower violates Section 10.16;
12.7.14 The Borrower violates Section 10.17;
12.7.15 Any other elements that may threat the realization of the creditor’s rights of the Lender or render the Lender suffer serious losses.
12.8 If the Lender resorts to lawsuit, arbitration to realize its creditor’s rights because of the breach by the Borrower, the Borrower shall sustain attorney’s fees, travel charges as well as other fees spent for the realization of the creditor’s rights.

XIII. The Effectiveness, Modification and Termination of the Agreement
13.1  This Agreement shall take effect on the day both parties sign and seal this Agreement.
13.2  If the Borrower is unable to repay the loan on time and an extension of repayment is needed, such request shall be submitted to the Lender in written form 15 business days in advance of the due date, if such loan has guarantee, the Borrower shall provide Guarantor’s written consent affirming its willingness to continue working as a guarantor otherwise the Borrower shall provide with the Lender other legal and effective guaranty approved by the Lender, after review and consent by the Lender, both parties shall sign an agreement of loan extension.
13.3 The Lender is entitled to terminate this Agreement and request the Borrower to repay the principal and interest under this Agreement and compensate any losses occurred thereto, if anything of the following happens:
13.3.1 The Borrower is in violation of Section 10.14, which impairs the security of the Lender’s rights.
13.3.2 The Borrower is in violation of Section 10.15 that may threat the realization of the creditor’s rights of the Lender or render the Lender suffer serious losses.
13.3.3 The Borrower is in violation of Section 10.16, which impairs the security of the Lender’s rights.

13.3.4 The Borrower is in violation of Section 10.17 that may substantially affect or threat the realization of the creditor’s rights of the Lender.
13.3.5 The Borrower is unable to repay the loan interest either consecutively or accumulatively for 3 moths (month/season).
13.3.6 Other Serious breaches.
13. 4 After this Agreement has become effective, unless this Agreement otherwise provides, either Lender or Borrower can not modify or terminate this Agreement by discretion. If any modification or termination of this Agreement is needed, any party shall give the other party a written notice. Based upon consensus by both parties, a written agreement shall be entered into.
13.5 The invalidity or unenforceability of any of the Articles under this Agreement shall not affect the validity and enforceability of other articles, and does not affect the effectiveness of the whole Agreement.

XIV  Disputes Resolution
14.1  The Borrower and the Lender may negotiate the resolution with respect to the disputes occurred during the performance of this Agreement; if the negotiation can not go through, the disputes shall be resolved according to Section 14.1.1:
14.1.1 Either party may bring a lawsuit before the People’s Court where the Lender resides.
14.1.2 Either party may submit the case to __________ Arbitration Committee ( the arbitration place shall be ________ ) , the arbitration shall be conducted in accordance with the existing arbitration rules at the time of applying for arbitration.
14.2 During the term of litigation or arbitration, the clauses not related to the disputes shall remain in effect and shall be performed accordingly.

XV Other Matters Agreed Upon by Both Parties
15.1 _______________________________________________________________
15.2________________________________________________________________
15.3_________________________________________________________________

XVI Supplementary Articles
16.1 Unless otherwise provided for by this Agreement, all the notices between the Borrower and the Lender shall be delivered to the other party in written form.  Any telephotograph and telegram, once sent out from the Lender to the Borrower, any postal letter, once delivered to postal office, shall be regarded as have already been delivered to the Borrower.
16.2 These supplementary articles are part of this Agreement which can not be separated from this Agreement. They have the same legal effect as the main articles of this Agreement.
16.3 During the performance of this Agreement, if any fund drawing day or repayment day falls on a non-legal workday, the corresponding time limit for performance shall be postponed to the next legal workday.

16.4 The Lender is entitled to provide the information related to this Agreement and other relevant information of the Borrower with the credit investigation system of People’s Bank of China and other legally established credit information database, in accordance with relevant laws, regulations or requirements of financial organizations, for the purposes of inquiry and use by qualified institutions or individuals. For the purpose of execution and performance of this Agreement, the Lender is also entitled to inquire relevant information of the Borrower through the credit investigation system of People’s Bank of China and other legally established credit information database.
16.5 This Agreement is in duplicate, the each of the Borrower and the Lender shall hold one copy, these copies shall have the same legal effect.

XVII Special Reminder
The Lender has already requested that the Borrower to understand the meanings and legal effects of various articles of this Agreement completely and accurately, and in response to the requests of the Borrower, the Lender has already given corresponding instructions with respect to the articles under this Agreement. There is no dispute between the Lender and the Borrower with regards to the understandings of various articles of this Agreement.

The Borrower: Jiaozuo City Vegetable Oil Co., Ltd.
(Corporate Seal)
Legal Representative ( Major Responsible Person) : /s/ Hexi Feng
Date: 12/10/2010

The Lender : Jiaozuo City Branch of China Agricultural Development Bank, Business Department
(Corporate Seal)
Legal Representative (Major Responsible Person ) : /s/ Jinping Shang
Date: 12/10/2010